EXHIBIT 32.1

Enable Holdings, Inc.
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

        Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned certifies that:

1.
The Form 10-K Amendment of Enable Holdings, Inc. for the period ended December 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Enable Holdings, Inc.

Date: November 13, 2009	By:	/s/ JEFFREY D. HOFFMAN
Jeffrey D. Hoffman
President and Chief Executive Officer